Exhibit 99.p.12

Prudential Investments For Internal Use Only / Not for Dist

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Table of Contents

Global Compliance Tab 1 Investment Compliance Tab 2 Equity Trading Tab 3 Risk Management Tab 4 Global Trade Services Tab 5 Portfolio Accounting Tab 6 Pricing and Valuation Tab 7 Corporate Actions Tab 8 Information Technology Tab 9 For Internal Use Only / Not for Distribution to the Public

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For Internal Use Only / Not for Distribution to the Public Global Compliance Breda Beckerle Chief Compliance Officer Noelia Garcia Deputy Chief Compliance Officer

For Internal Use Only / Not for Distribution to the Public 6 Global Footprint - Compliance Calgary (1) Toronto (3) Paris (1) London (5) Edinburgh(4) Luxembourg (3) Germany (2) Poland (2) Romania (1) Seoul (6) San Mateo (13) North America Stamford (3) Europe Middle Hong Kong (3) Tokyo (1) New York City (3) Ft. Lauderdale (6) St. Petersburg (1) Milan (1) Dubai (1) East Asia Mumbai (4) Singapore (3) Malaysia (2) Hyderabad (12) Chennai (1) Sao Paulo (1) Australia Melbourne (1)

For InternalUse OnlyI Not for Distribution to the Public 7

Global Compliance Responsibilities For Internal Use Only / Not for Distribution to the Public 8 Global Compliance is an independent risk management function reporting to Franklin Resources’ General Counsel. Our role is to assist FTI’s senior management to effectively manage the compliance risks faced by the Firm. In doing so, we provide proactive advice on the practical application of regulation, monitoring of the conduct of the business, and promotion of an effective, embedded compliance culture throughout the Firm to add value to our business. Compliance risk assessment Compliance monitoring, testing, and reporting o Established compliance monitoring programs (including forensic testing where applicable) o Escalate material matters to senior management Provide advice to senior management and staff o Practical application of Compliance laws, rules and standards o Coordinate and consult with our Legal staff on the interpretation of law

Global Compliance Responsibilities For Internal Use Only / Not for Distribution to the Public 9 Conduct Training o Provision of training on laws, rules, and standards that regulate our businesses Regulatory responsibilities and liaison o Establish and maintain relationships with regulators and industry bodies o Coordinate examinations of various registered entities o Fulfill statutory responsibilities such as the role of Money Laundering Reporting Officer Provide administration and oversight of the Firm’s (FTI) Code of Ethics and Policy Statement on Personal Investments and Insider Trading o Monitor securities trading activity of approximately 3,961 Access and Portfolio Persons

For Internal Use Only / Not for Distribution to the Public 10 Compliance Policies and Procedures - Stakeholders Business Owners Maintain Communicate Implement Record Keeping Review Legal Assist Advise Create Compliance Policies&Procedures Chief Compliance Officers Partner Assess Certify Review Approve Liaise Communicate Facilitate Governance International Compliance

For Internal Use Only / Not for Distribution to the Public 11 Franklin’s Strategic Advantages Common Systems Utilized: Trading o Proprietary trading system in place at most locations worldwide o Consistent standard of testing of portfolio managers, traders, entry-level investment advisors o Centralized testing Charles River Development o A ‘front-end’ automated portfolio compliance system o All orders are tested against rules written into the system before they are allowed to pass to trading for execution o Centralized testing of fund/account guidelines, prohibitions & eligibility Fund Accounting o All net asset values are calculated on same system using same criteria o Centralized testing Valuation & Pricing o Price a security once only no matter where held

For Internal Use Only / Not for Distribution to the Public 12 Franklin’s Strategic Advantages Business Continuity/Disaster Recovery Business Unit Compliance Imbedded within the Service Provider o Broker Dealer o Fund Administration Quality Assurance, Risk, and Compliance o Investment Compliance o Transfer Agent Policy and Procedure (P&P) Creation and Enhancement o Ownership of P&Ps rest with each business unit o Business unit works with Legal and Global Compliance to properly frame P&Ps o P&Ps are living documents that are updated and tested routinely Matrix Management o Style has global departmental reporting lines, instead of silo operations o Promotes consistent application of Franklin’s global operations, policies and procedures

For Internal Use Only / Not for Distribution to the Public 13 Franklin’s Strategic Advantages Management Oversight Committees Commi ttee Members Functi on Investment Management Committee Portfolio Operations, Investment Management Platforms, Global Trading, Legal, Compliance Shares best practices across investment groups and reviews emerging industry issues. Global Products Committee Portfolio Management, Global Distribution, Finance, Operations Supports the global product approval process. Approves all new product vehicles and product changes across all distribution channels globally. Complex Securities Review Committee Legal, Fund Accounting, Tax, Portfolio Analysis & Investment Risk, Settlements, Compliance Reviews and approves portfolio manager requests to trade in complex securities such as derivatives. Counterparty Credit Committee Portfolio Analysis & Investment Risk, Compliance, Trading, Oversees firm-wide exposure across all trading partners, makes decisions regarding exposure to individual firms in response to changing market conditions Global Trading Oversight Committee Portfolio Operations, Global Trading, Compliance Monitors trading function to ensure policies and procedures are consistently applied. Administers broker selection and evaluation procedures. Global Best Execution Committee Global Trading (sub-committee of Global Trading Oversight Committee) Reviews broker ratings and evaluates brokers’ execution performance. Client Commission Oversight Committee Global Trading (sub-committee of Global Trading Oversight Committee) Reviews client commission payments and general policies to help ensure best practice. Valuation & Liquidity Oversight Committee Portfolio Operations, Fund Accounting, Global Trading, Compliance Operational oversight of the fair valuation process for securities where market events may impact the validity or availability of market quotations, or the liquidity, of these securities.

For Internal Use Only / Not for Distribution to the Public 14 Global Compliance Risk Assessment Service Providers Risk Factors - Corporate-level Services - Distribution (Sales & Marketing) - Fund Administration - Investment Advisory - Transfer Agent - Trust Company Services Key Regulated Processes - New regulations, regulatory guidance, focus, deficiency letters - New products, systems, markets, and/or organization changes - Systems and Controls Risk Assessment Probability Score Impact Score “Weight” assigned to each Risk Factor Risk Score High risk areas are included in the annual compliance monitoring program

GLOBAL PRESENCE. LOCAL EXPERTISE. Investment Compliance

Mission Investment Compliance We support Investment Management through the identification and management of investment compliance risks. Below is a summary of our team mission, our approach to the business (compliance risk management) and how we fit into the organization. --------------------1------------------- --------------------2------------------- --------------------3------------------- Mission: Identify and manage Approach: Increase integration of Structure: We are a business unit investment compliance risks through investment compliance information compliance team that is dedicated to collaboration with key decision and testing into the investment Investment Management. makers, innovation (leveraging process via continuous improvement technology), and independent and innovation. oversight. o This approach allows the team to Our approach is guided by: develop and maintain a strong working relationship with the o Maintain a strict focus on service provider and facilitates adherence to investment / o on-going risk analysis; efficient and effective trading guidelines and communication. restrictions imposed by law, o continuous evolution of t esting client mandate, corporate policy scope and efficiency; and industry best practice. o proactive dissemination of timely o Support our c ommitment to / valuable information. putting clients first and protecting / enhancing our brand. 16

Organizational Structure Investment Compliance o Investment Compliance is a business unit compliance team that was designed to focus solely on the activities of Investment Management teams globally, testing portfolio construction and trade execution for compliance and business risk purposes. o The team is part of a larger group known as Investment Management Strategic Services (IMSS) which provides a variety of value-add services to Investment Management such as Equity Trading, Performance Analysis and Investment Risk and Investment Compliance. --------------------Organization------------------- Je nny Johns on Co-President Mat Gulle y EVP, Head of IMSS B ill Ste phe ns on SVP, Trading Ke ls ey B iggers SVP, Performance Analysis & Risk Phil Porte ra SVP, GPaCS / Investment Compliance Pam Arms trong VP, Project & Data Mgmt Investment Compliance Anna Marie Chave z-Re y Director, Asia Ke vin Wue rfe l Director, Americas Aaron Kirby Director, EMEA 17

Brand Positioning Investment Compliance Our innovative approach to investment compliance risk management is built on the following principles: ----------------Global Focus--------------- ----Accountability & Transparency--- --------------Results Oriented------------ ‘think global’: we strive f or ‘be accountable’: we take pride in our ‘drive results’: although we are standardization and synchronization work and continuously strive to located around the world, we operate of workflows globally. improve the level of service t o the as a single team with a central vision investment team and our clients. and an unwavering focus on quality • Trading / investment policies are results. crafted with a focus on a global • Goals: accurate, timely and perspective. We aim to set a meaningful compliance guidance • We view success as the proactive standard that can be applied as and effective preventative controls. identification of emerging business universally as possible across risks, the timely implementation of advisors and locations. • Accountability: the investment effective and efficient controls, teams are accountable for • Common applications / systems are constructing and executing accurate portfolio / trade analysis used across investment compliance investment ideas in accordance with and meaningful reporting. teams (e.g. Charles River) allows regulator and client expectations. • We work closely with our business continuous coverage supporting partners within the organization to investment teams around the world. • Transparency: we work closely with highlight potential investment the investment teams to achieve • Standardized workflows present transparency into the investment compliance risks of new products opportunities to leverage the process and provide transparency of and strategies. benefits of economies of scale and our work product to Global • We push innovative technology provide global support for business Compliance and Internal Audit. solutions that will allow us to resilience purposes. • Communication: proactive expand the breadth and depth of • A local presence and perspective dissemination of timely / valuable our preventative and detective allows the team to gain and retain information to our business partners controls. expertise in local markets and and Investment Management. applicable regulations. 18

People: Global Presence / Perspective Investment Compliance Toronto (4) Edinburgh (4) Poznan (4) Dubai (1) London (1) Rancho Cordova (1) New York (2) San Mateo (9) Ft. Lauderdale (3) Hong Kong (3) Mexico City (1) Singapore (2) Sao Paulo (1) Hyderabad (10) 47 professionals worldwide A presence in 12 countries (15 cities) Melbourne (1) 19

Portfolio analysis / testing Investment Compliance Investment compliance testing is comprised of the following 3 prong approach: ---------Requirements Analysis------- --------Control Implementation-------- -----------Testing / Reporting--------- A complete and accurate understanding of Leverage a variety of tools to support analysis Prevention is better than cure. the business needs (client expectations) is and testing of portfolio activity in relation to fundamental to our success. applicable requirements. ‘prevention’: The compliance engine can be run at the point of order entry (prior to ‘on-boarding’: partner with Client ‘control implementation’: identify execution) via Charles River OMS. Svcs/Legal to identify applicable business risks and available solutions. investment guidelines / restrictions. o Orders that would (if executed) result oLeverage existing testing platform and in a potential violation of a portfolio o Review draft guidelines to highlight build new controls to meet unique client restriction generate a pre-trade opportunities to clarify client needs. ‘exception’ prompting review. expectations or raise business risks. ‘control maintenance’: continuous ‘detection’: The compliance engine can be ‘periodic account reviews’: quality improvement and automation of testing run on the total portfolio (all positions) on control analysis of applicable guidelines platform. a nightly basis. and interpretation. oPeriodically review existing control o The automated nightly portfolio o Review fund disclosure / client mechanisms to identify opportunities to analysis flags positions / agreements to confirm veracity of enhance risk mitigation controls. concentrations requiring further controls. investigation. 20

Policy administration / testing Investment Compliance Policy administration: The team works closely with internal business partners such as Legal, Global Compliance and Investment Management to manage corporate policies applicable to the investment management and trading processes. Policy testing: Policies are reviewed periodically and assigned a risk ranking that is utilized to implement an ex-post test of adviser activities in relation to policies requirements. Policies (examples): o trade allocation, o best execution, o inter-account transactions, o trade error correction. Testing is comprised of an independent IC is responsible for oversight and analysis of various adviser activities governance of corporate policies assigned to Investment Management and Trading. The results of the testing are reviewed by IC to escalate notable observations and provide Policy management requires collaboration feedback to the applicable business unit. with subject matter experts, an assessment of Feedback (examples): o recommendations for risk associated with the applicable business revisions to existing practices and management of a testing Investment Adviser testing results and findings policies or workflows, platform. are made available to Global Compliance, o staff education o improvements to Internal Audit. internal controls. 21

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For Internal Use Only / Not for Distribution to the Public Global Trading Overview Who we are. What we do. How we do it. The Global Trading Platform Solutions for tomorrow Brian Barrett Vice President/Head Trader Franklin Templeton Services, LLC

Contents For Internal Use Only / Not for Distribution to the Public 24 Trading Desks Process Trading Evolution Technology Risk Management Team Summary

Think Global, Act Local

FRANKLIN TEMPLETON INVESTMENTS


Calgary
San Mateo
Short Hills
Ridgefield Park
Ft. Lauderdale
Edinburgh
Dubai
Chennai
Hong Kong
South Korea
Sao Paulo
Melbourne

Experienced Team

- 50 equity traders
- 12 trading desks worldwide
- Traders specialize by portfolio manager, sector, region & product group
- Active partnership with investment teams

Global Process, Local Expertise

- Consistent trading & compliance procedures globally
- Integrated disaster recovery process
- Executes in an estimated 80 countries
- Localized market knowledge & expertise

Trading Technology Innovation

- One centralized order management system
- Global connectivity
- Pre & intra trade screening tools
- In depth algorithmic trade analysis & complex event processing technology

For Internal Use Only / Not for Distribution to the Public

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For Internal Use Only / Not for Distribution to the Public 26 Key Facts (FY2015) Global Trading executes in 86 countries Executed via ~300 brokers worldwide FT Traded $236 billion in equity trades 161k trade executions every day FT executed almost $800 billion in Forex related trades 700k fix messages a day FT trades around 5,300 unique stocks a year Around $1 billion is traded daily in equities FT trades around 1,500 unique stocks each five-day period

For Internal Use Only / Not for Distribution to the Public 27 3 Pillars of Equity Trading Local market knowledge and expertise, combined with innovative trading technology, drives our effective trade workflow - adding value to the investment process. Collaborative Trading Best Execution Risk Management Idea generation Tactical management Reduce explicit and implicit costs Trade timing Self sufficiency Trade risk monitoring

For Internal Use Only / Not for Distribution to the Public 28 Investment Process The Alpha Triangle At Franklin Templeton, the investment process relies on the expertise of three groups of investment professionals. M T Alpha Horizon (1mth - 1yr) Asset Management (PMs) Create unique idea combinations Collaboration LT Alpha Horizon (1yr - 5yr) Research (Analysts) Implementation (Traders) ST Alpha Horizon (1sec - 1mth) Create universe of investment ideas Optimize idea implementation

For Internal Use Only / Not for Distribution to the Public 29 Investment Process Trading within the investment management process In-House Research Strategic Portfolio Construction Tactical Portfolio Construction Im plem entation and Execution o Seek to optimize impact and opportunity costs o Coordinate and foster collaboration o Optimize impact and opportunity costs o Present tactical trading ideas and strategies o Suggest timing and manage liquidity o Filter and present opportunistic information o Understand the daily market dynamics o Manage and optimize commissions o Understand and discuss portfolios

For Internal Use Only / Not for Distribution to the Public 30 Why it Matters Every basis point counts! ?o Local expertise ?o Collaborative partnership with investment teams Explicit Commission Taxes ?? of all trading partners/venues Implicit Market Impact ?o Accessing all available liquidity venues

For Internal Use Only / Not for Distribution to the Public 31 Trading Evolution Regulatory and market changes are having a dramatic effect o Number of trading venues has increased dramatically causing fragmentation of liquidity o Global markets have become increasingly electronic (speed, complexity) o The mix of market participants has changed (HFT) o Regulatory scrutiny continues to increase globally o The buy side has more control and responsibility Electronic trading as a percentage of total dollars traded* 50% 40% 30% 20% 10% 0% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Asia US Europe *Repres ents tra di ng da ta ori gi na ti ng from the SMO, FTL, EDI , HK, SHL, NY des ks

For Internal Use Only / Not for Distribution to the Public 32 Trading Evolution Change or be left behind Old School New Breed Next Gen o Broker Controlled o High Implementation Costs o Point of Sale Trading Color o Private Information o Relationship Driven o Little Strategic Discretion o Investor Controlled o Lower Implementation Costs o Little Point of Sale Trading Color o More Democratized Information o Evolution of New Skill-sets o More Strategic Understanding o Complete Self-sufficiency o Lower Implementation Costs o Little to No Trading Color o Massive Amounts of New Information o Cross-functional and Integrated Skill-sets o Strategic & Tactical Discretion

For Internal Use Only / Not for Distribution to the Public 33 Trading Evolution Alpha evolution New technology, data, analytics and the skill-sets to manage these changes may drive alpha. Old School Dependent on: Broker Driven by: Relationship Integration: Little New Breed Dependent on: Skill Driven by: Process Integration: More Next Gen 100 90 80 70 60 50 40 30 20 20 0 Alpha Traders Evolution Dependent on: Technology Driven by: Data Old School (pre 2002) New Breed (2002 - now) Next Gen (future) Integration: Fully Relationships Technology Skills For i l l ustra tive a nd di s cus sion purpos es onl y. Does not repres ent a ny a ctua l tra des of Fra nkl i n Templ eton.

Technology

Collaborative trading & best execution: Trading technology innovations

FRANKLIN TEMPLETON INVESTMENTS

Investment Dashboard

One platform for performance analysis & management.



- Portfolio Holdings
- Trade History
- Research Recommendations
- Trader Notes
- Benchmark & Performance Data

Pre & Intra Trade Intelligence

One platform for pre and intra-trade screening & idea generation.



- Pre-trade Idea Screening
- Technical Indicators
- Portfolio Views
- Intra-trade Alerts
- Alpha Signals

Big Data Analysis

One platform for end to end trade analysis.



- Real-time Performance Benchmarking
- Liquidity & Pre-trade Analytics
- Idea Generation
- Individual Execution Fill Analysis
- Increased Transparency
- Execution Venue Analysis

For Internal Use Only / Not for Distribution to the Public

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For Internal Use Only / Not for Distribution to the Public 35 Risk Mitigating trading risks through technology Compliance Checks Order Generation Limits Set Charles River (Portfolio Management System) STP Settlements Matching Operations Check Limits Safeguards Alerts Order Sent Trader’s OMS Bloomberg EMSX Algo/DMA/ Programme Desks Order Sent Fills Back Broker (Electronic) Order Sent Fills Back Market Fills Back Cash Desk Order Sent Fills Back Broker (Cash Desk) Order Sent Fills Back

For Internal Use Only / Not for Distribution to the Public 36 Transactional Cost Analysis Post-Trade Transaction Cost Analysis o Franklin Templeton’s Global Equity Trading evaluates trading performance and benchmarks in the short-term (to determine execution quality) and in the long-term (to measure a trader’s anticipation of subsequent market movements). o In partnership w ith an outside vendor, IT G, w e have created a customized system of analysis tools based on our ow n benchmark algorithms combined w ith standardized benchmarks. o Our size-based VWAP variant called PWP (Participation Weighted Price) helps determine the value added gained by a trader over the life of an order. PWP calculates the theoretical opportunity cost of execution assuming a set participation w hich w ould result in minimal market impact. ? T+1 data delivery with daily summary of trading activity and performance. ? Customized front end - results by trader, country, region, industry, adviser group, account, market cap, trading desk, broker and portfolio manager. ? Measures short-term decision/execution quality and long-term opportunity costs on multi-day trades.

For Internal Use Only / Not for Distribution to the Public 37 Performance Franklin Templeton ranking in ITG situational ranking peer Entire Peer Universe Top 50 Universe 18 13 5 2 0 0 -5 -4 -21 -9 mpleton 16 -13 Situationally Adjusted Cost In 2014, Franklin Templeton ranked in the 9th percentile across all ITG clients and in the 5th percentile when compared to ITG’s universe of top 50 clients globally. FTI’s performance ranking versus the ITG Peer Universe 20 15 10 5 0 -5 -10 -15 -20 -25 Top 5% Top 25% Median Bottom 25% Bottom 5% Franklin Te o Performance is determined based on an Implementation Shortfall Benchmark. o The above two bars in the chart represent the range of performance between Top 5% and Bottom 5% percentiles of ITG Peer clients.

For Internal Use Only / Not for Distribution to the Public 38 Committees Global Trading Oversight Committee (GTOC) 2 times a year Provides a forum for sharing knowledge and aligning our trading operations in as consistent and beneficial a manner as possible. Global Best Execution Committee (GBEC) 4 times a year Oversees the day-to-day trading of global equities to ensure that procedures are consistent with ‘Best Execution’. Client Commission Oversight Committee (CCOC) 2 times a year Provides supervision of the policies and procedure governing the client commission arrangements of the various FTI investment advisers. Complex Securities Review Committee (CSRC) Twice a week The committee reviews and approves the use of complex securities prior to investment and provides on-going input to risk management, legal, investment management and back-office functional areas. Counterparty Credit Committee (CCC) Once a month Reviews new counterparties, existing exposures and determine status of counterparties.

For Internal Use Only / Not for Distribution to the Public 39 Summary 4 Ps of Trading People Process o 50 Member Global Trading Team o 17+ Years of Average Trading Experience o Extensive Internal and External Relationships o Experienced and Diverse Leadership Team o Industry Thought Leadership o Globally Consistent Trading Methodology o Tested Risk Controls and Safeguards o Collaboration with PMs & Analysts o Proprietary & Best-of-Breed Technology Product Performance o Real-time Information and Insights o Liquidity and Price Discovery o Tactical Opportunity Presentation o Experts in Market Structure o Consistent Top 10% Relative Performance o Robust and Pro-Active Measurement Process o Proprietary Venue Analysis Measurement

For Internal Use Only / Not for Distribution to the Public 40 The Team Global Trading (Organizational Structure) Bill Stephenson Global Head of Trading Dave Lewis SVP - Head of Americas Trading Paul Collins SVP - Head of EMEA Trading George Molina SVP - Head of Asian Trading Brian Murphy VP - Head of Forex Trading Ft. Lauderdale San Mateo Sao Paulo Calgary Hyderabad (GTA) Edinburgh Dubai Hong Kong S. Korea Melbourne Chennai Ft. Lauderdale Edinburgh Over 60 Global Trading Professionals Across 12 Global Locations

For Internal Use Only / Not for Distribution to the Public Thank You

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Performance Analysis and Investment Risk PRUDENTIAL INVESTMENTS July 19, 2016 Doug Karas, CPA Vic e President For Financial Professional and Institutional Use Only / Not for Distribution to the Public 43 CFA® and Chartered Financial Analyst® are trademarks owned by CFA Institute.

Performance Analysis and Investment Risk (PAIR) Executive Summary For Financial Professional and Institutional Use Only / Not for Distribution to the Public Value Proposition: We believe risk should be actively managed through an approach based on our philosophy that risk should be recognized, rational and rewarded. At Franklin Templeton, our risk management capabilities serve a number of constituents including clients, regulators, boards and portfolio teams globally. We operate as an independent yet collegial partner with investment teams and numerous groups within our firm to help provide an unbiased perspective on performance and risk. Our Philosophy on Investment Risk o We believe risk should be actively managed o Consistent philosophy and vision adapted to each investment strategy Risk Management Serves Many Constituents o PAIR serves clients and investors, regulators, governing boards and investment teams o PAIR is central to Franklin Templeton’s firm-wide risk management o Resource commitment and consistency across breadth of firm capabilities (people, systems, data and collaboration) We are an Independent, Yet Collegial Team o Independent perspective integrating risk management and performance reporting, analysis and consulting o Global presence and dedicated professionals seeking to adhere to best practices across risk and performance reporting o PAIR takes a collaborative approach and is strategically aligned with investment strategies and objectives Levels of portfolio risk can be significant and vary depending on the strategy. Please see slide 5 for a description of our “3 R’s philosophy. 44

Performance Analysis and Investment Risk (PAIR) Key Differentiators / Value Proposition 45 For Financial Professional and Institutional Use Only / Not for Distribution to the Public Franklin Templeton’s Approach to Investment Risk Management o Independent perspective integrating risk management and performance reporting, analysis and consulting o Consistent philosophy and vision adapted to each investment strategy o Collaborative approach aligning investment risk with investment objectives o Global presence and dedicated professionals seeking to adhere to best practices across risk and performance reporting o Resource commitment and consistency across breadth of firm capabilities (people, systems, data and collaboration)

46 For Financial Professional and Institutional Use Only / Not for Distribution to the Public Performance Analysis and Investment Risk (PAIR) What is Investment Risk? Any discussion of investment risk requires defining “risk” which has many common definitions, including: Volatility How bumpy is the ride VaR How steep is the fall Stress Testing How well does the portfolio hold up Deviation How different are you from a benchmark or peer group Views of what risk is vary greatly within the industry. Some examples: “Risk is best measured by potential for permanent loss of invested capital rather than volatility.” - Max Heine Founder, Mutual Series “In my 45-year career as an investment counselor, humility did show me the need for worldwide diversification to reduce risk statistics showed that when I advised a client to buy one stock to replace another, about one-third of the time the client would have done better to ignore my advice.” - Sir John Templeton Founder, Templeton Funds

Performance Analysis and Investment Risk (PAIR) Investment Risk Management Philosophy documents. For Financial Professional and Institutional Use Only / Not for Distribution to the Public 47 In the relationship between risk and reward, only risk can be managed. Successfully managing risk can help drive investment performance.1 We believe risk should be actively managed through our philosophy that each risk should be: RECOGNIZED Identify and understand risk at the security, portfolio and strategy level RATIONAL Affirm that identified risks are an intended and rational part of each portfolio’s strategy REWARDED Verify that every risk provides the potential for a commensurate long-term reward 1. At the portfolio lev el, risk management is tailored based on the objectiv es and risks of the specific inv estment approach. For product-specific risk information, please consult each portfolio’s legal offering and/or other

Performance Analysis and Investment Risk (PAIR)

Consistent Risk Management Philosophy Applied Firm Wide

FRANKLIN TEMPLETON INVESTMENTS

Franklin Templeton Investments

65+
Years of Experience

$866B
In Assets Under Management

600+
Investment Professionals

150+
Countries Served

35
Countries with Offices

Extensive Investment Capabilities

Equity	Fixed Income	Multi Assets	Alternatives

Specialized Investment Teams

- Franklin Equity Group
- Franklin Local Asset Management
- Franklin Mutual Series
- Franklin Real Assets Advisors
- Franklin Templeton Fixed Income Group
- Franklin Templeton Solutions
- Templeton Emerging Markets
- Templeton Global Equity Group
- Templeton Strategic Emerging Markets
- Darby Private Equity
- K2 Advisors
- Pelagos Capital Management

Global Investment Platform

Research	Trading	Portfolio Compliance	**PAIR: Investment Risk Management**

As of 6/30/15.

For Financial Professional and Institutional Use Only / Not for Distribution to the Public

48

For Financial Professional and Institutional Use Only / Not for Distribution to the Public Performance Analysis and Investment Risk (PAIR) PAIR Serves Multiple Constituents w ith Multiple Goals PAIR provides an independent perspective on investment performance and risk Investment Management Strategic Services Perf ormance Analysis & Investment Risk Global Trading Global Investm ent Advisor Compliance Clients and Investors Regulators Governing Bodies (Fund Boards) Investment Teams Serving Four Constituents with Four Distinct Goals o Understandable Transparency of complex investments o Compliance with regulatory reporting o Monitoring and risk oversight o Enhancing the investment process through portfolio insight 49

Performance Analysis and Investment Risk (PAIR) Burgeoning Amount of Regulatory Reporting and Requirements As of 12/31/14. 50 For Financial Professional and Institutional Use Only / Not for Distribution to the Public As Regulators Have Increased Scrutiny, PAIR Has Responded to Rising Expectations and Demands from its Constituents o Increased scrutiny from regulators (to avoid repeat of 2008-09 crisis); ramp up in regulation spreading geographically o Data increasingly complex and more forward-looking o Clients must also meet requirements, so expect more from their investment managers o Rising need for improved documentation; increased accountability expected 2014 Rise in New Regulations from 2010 to 2014 2012 2013 AIFMD Directive VAG Reporting Stress testing ICAAP for Dubai SEC Guidance on Liquidity and Stress Testing Basel III Rules AIFMD reporting 2010 New UCITS law Global Exp calc KIID Dodd-Frank Act Basel II / ICAAP 2011 UCITS IV EMIR ESMA Guidelines for UCITS Collateral reporting US Form PF rules US Form CPO/PQR

Performance Analysis and Investment Risk (PAIR) PAIR Provides Risk Management Services Across T hree Key Areas 51 For Financial Professional and Institutional Use Only / Not for Distribution to the Public Risk Management Process Comprises Reporting/Monitoring, Analysis/Assessment and Consulting Examples include: Reporting / Monitoring Analysis / Assessment Consulting o Robust suite of reports tailored to investment strategies are provided to investment teams o Monthly “top-down” risk reviews of accounts that are representative of key strategies are provided to PMs, CIOs and Senior Investment Executives o Detailed risk review meetings are held with portfolio managers for representative accounts o Monthly Executive Risk Highlights report is provided to Head of Investments o Standardized Fund Board reports are provided for board meetings o Formal daily VaR monitoring for portfolios with regulatory and client-mandated limits o Performance analysis versus benchmarks and peers to identify absolute and relative trends or outliers o Exposure and attribution analysis examines how past investment decisions have impacted portfolio returns o Risk analysis and factor decomposition utilizes co-variant risk models to analyze and communicate the sensitivity of the portfolio to key risk factors. o Additional risk analysis such as liquidity, issuer exposure, scenario analysis, back- testing, stress testing, etc. o Provide risk mitigation ideas o Pre-trade analysis of risk impact to help portfolio managers evaluate possibilities o Evaluation of hedging cost/benefit in collaboration with Global Trading o Portfolio construction analysis o Backtesting of potential enhancements to investment process o Advice for product development and client mandate feasibility o Risk oversight committees chair, co-chair or key participant

Performance Analysis and Investment Risk (PAIR)

Investment Performance

FRANKLIN TEMPLETON INVESTMENTS

Authoritative and Independent Source of Performance Information

- Calculate and report account-level performance information for Franklin Templeton accounts
- Support fundamental characteristics and other market information for portfolio management and marketing

Composite Maintenance and Compliance

- Prepare GIPS®-compliant performance presentations for marketing purposes
- Work with internal and external auditors and regulators to help verify compliance with GIPS® and advertising regulations
- Review draft advertising and sales documents for compliance with GIPS® requirements

GIPS-Compliant Firm	Number of Composites	AUM ($MM)
Franklin	194	554,265
Templeton	168	161,674
Franklin Real Asset Advisors	3	4,886
Franklin Separately Managed Accounts	11	4,452
Templeton Separately Managed Accounts	10	589
Franklin Bissett	18	16,138
Franklin Korea	14	6,402

Monthly Reporting Metrics	Mutual Funds	Separate Accounts
Performance Data*	3,009	1,014
Holdings Data**	422	501
Risk Statistics*	2,305	643
Custom Reports***	3,642	
Ad Hoc Requests***	703	
Client Service Reports	360	
FI Daily Web Page Posted Accounts	245	

As of 4/30/15.
* Mutual Funds include share classes.
** Holdings data include: fundamental characteristics, market capitalization, country, sector, currency weights, etc.
*** Monthly average.

52

For Financial Professional and Institutional Use Only / Not for Distribution to the Public

For Financial Professional and Institutional Use Only / Not for Distribution to the Public Performance Analysis and Investment Risk (PAIR) Performance Reporting and Analysis Leads to Actionable Insights or T ranslating Performance Reporting into Actionable Insights PAIR’s performance and portfolio analysis, including standard performance attribution as well as value- added research and portfolio-specific analysis, results in actionable insights to help constituents meet their goals Performance Reporting and Analysis Actionable Insights for Constituents o Authoritative and Independent Source of Performance Information for ad-hoc requests, client service, etc. - including performance data, holdings data, portfolio characteristics, and risk statistics o Maintain over 410 GIPS compliant Composites comprising more than $748,406 ($MM) in AUM1 o Performance metrics generated monthly for over 3,000 mutual funds and 1,000 separate accounts1 PA I R Research and Analysis o Clients: Provide understandable transparency of complex investments and portfolio performance o Regulators: Ensure compliance with regulatory reporting requirements and responses to inquiries o Boards: Provide information for governance and risk oversight, and respond to inquiries so as to support effectiveness o Investment Teams: Enhance the investment process with analysis and insights from a perspective that is independent of portfolio teams 1. As of 6/30/15. 53

Performance Analysis and Investment Risk (PAIR) Risk Oversight and Review -Enterprise Level Oversight Committees As of 6/30/15. 54 For Financial Professional and Institutional Use Only / Not for Distribution to the Public Franklin Templeton has established a number of senior level committees that are responsible for overseeing portfolio and operational activities, including: o Counterparty Credit Committee-Monitors organization-wide exposure to counterparties from a trading and derivative perspective o Complex Security Review Committee-Reviews and approves the use of complex securities within portfolios from an operational, legal and risk perspective o Global Product Committee-Reviews and approves all new products from an organizational perspective to ensure appropriate alignment with stated investment objectives and organizational values o Valuation and Liquidity Oversight Committee-Monitors securities from a liquidity perspective and implements an independent pricing review process for all securities that cannot be priced by a third party o Enterprise, Asia and Europe Risk Management Committees - Monitor enterprise-level and regional key risks and related mitigation programs. Provide risk management framework and guidance to business units.

Performance Analysis and Investment Risk (PAIR) A Global Perspective of Performance and Investment Risk Management As of 6/30/15 55 For Financial Professional and Institutional Use Only / Not for Distribution to the Public 100+ PAIR PROFESSIONALS 19 GLOBAL LOCATIONS AMERICAS EUROPE, MIDDLE EAST ASIA PACIFIC o Calgary o Rancho Cordova o Frankfurt o Luxembourg o Hong Kong o Seoul o Dublin o San Mateo o London o Poznan o Hyderabad o Singapore o Fort Lauderdale o São Paulo o Mumbai o Mexico City o Short Hills o New York City o Stamford

Performance Analysis and Investment Risk (PAIR)

Independent Risk Management Specialists Aligned by Investment Strategy

FRANKLIN TEMPLETON INVESTMENTS

Collaborative Approach to Portfolio Risk

- Understands that views of risk vary greatly within the industry and aligns analysis and consulting with the investment strategy
- Works consultatively with the portfolio teams
- Collaborates with and leverages breadth of global firm
- Integrates performance and risk information into the investment process through reporting/monitoring, analysis/assessment and consulting


Performance Analysis & Investment Risk
Kelsey Biggers
Fixed Income
Tom Wilkinson, CFA, FRM
VP/Director
Equity / Balanced
Suzanne Akers, FRM
VP/Director
Alternatives
Tilak Lal
CFA, FRM
VP/Director
ESG
Julie Moret
Director
Regulatory and GIPS Compliance
Doug Karas, CPA
VP/Director

CFA® and CIPM® are trademarks owned by CFA Institute.
As of 6/30/15.
For Financial Professional and Institutional Use Only/Not for Distribution to the Public

56

For Financial Professional and Institutional Use Only / Not for Distribution to the Public Performance Analysis and Investment Risk (PAIR) Appendix 57

Performance Analysis and Investment Risk (PAIR)

Combination Of Proprietary Systems And Best Of Breed Investment Applications

FRANKLIN TEMPLETON INVESTMENTS

Extensive on-going commitment to proprietary systems

PMA	• Comprehensive performance and historical risk data warehouse • Key provider system and organizational "source of truth" for performance data
OneTIS	• Proprietary consolidated firmwide trade and holdings system
Investment Dashboard	• Powerful data aggregation system providing consolidated real-time portfolio information
PRIME	• Performance and risk data warehouse providing data management and reporting

Complemented by Best of Breed Applications

Charles River (Pre-Trade Compliance)	• Portfolio management and order generation • Global investment advisor compliance
BARRA One / BARRA Portfolio Manager	• Equity, balanced and commodities account risk modeling and decomposition • Portfolio optimization
FACTSET	• Performance analysis and attribution • Board reporting
Barclays Enterprise Point System	• Daily fixed income risk decomposition • Monthly fixed income attribution
MSCI RiskMetrics	• Daily hedge fund risk modeling and risk decomposition
HedgeMark	• Daily hedge fund risk modeling and risk decomposition
MSCI ESG Manager	• ESG analytics, ratings and research
CAPS	• Composite and GIPS reporting and tracking system

58

For Financial Professional and Institutional Use Only/Not for Distribution to the Public

For Financial Professional and Institutional Use Only / Not for Distribution to the Public Performance Analysis and Investment Risk (PAIR) Risk Oversight and Review - Capabilities to Leverage Franklin Templeton utilizes a number of centralized teams to support the portfolio management teams in monitoring investment risk, including: o Portfolio Compliance-Provides an independent monitoring process to ensure adherence to guidelines established within the Investment Management Agreement or offering document o Global Trading-Provides not only efforts around best execution of trades but also monitoring and insight into trading risks, portfolio liquidity and current market conditions o Legal and Compliance-Monitors adherence to regulatory requirements and company ethical standards As of 6/30/15. 59

Performance Analysis and Investment Risk (PAIR)

ESG Program Overview

FRANKLIN TEMPLETON INVESTMENTS

Focused on application of our "Recognized, Rational and Rewarded" philosophy to material ESG issues[1]
Provides a more comprehensive understanding of the potential risks and rewards of an investment opportunity

Fully Integrated ESG Approach

- Led by our existing investment research teams
- Leveraging standard risk review process
- Supported by two dedicated ESG risk consultants and the 100+ person PAIR team

How we work with Investment Teams

ENGAGE AND EDUCATE portfolio teams to assist in recognizing and understanding the impact and scope of material ESG issues, and consult on emerging ESG issues

EVALUATE current research practices related to ESG issues and identify opportunities to refine and improve

ENHANCE portfolio teams' ability to analyze ESG issues by incorporating independent and unbiased ESG data research and analytics

Fundamental Research
ESG

Bottom Up: Research Integration
PAIR ESG Team and Risk Consultants work with investment teams to support more formal, explicit consideration of ESG during research and analysis

→ **Portfolio Construction** ↔

ESG
Risk Evaluation & Review

Top Down: Risk Review Integration
PAIR integrates ESG analytics into Fund Review/risk reports to enable ESG risk analysis at portfolio level; incorporated in Risk Consultant review

Signatory of:

PRI Principles for Responsible Investment

1. Please refer to slide 5 for more information on 3Rs philosophy.

For Financial Professional and Institutional Use Only/Not for Distribution to the Public

60

Performance Analysis and Investment Risk (PAIR) PAIR Risk Reporting/Monitoring-Examples N ote: For illustrativ e purposes only . Reports hav e been modified to redact confidential information and should not be considered to reflect actual data. 61 For Financial Professional and Institutional Use Only / Not for Distribution to the Public Standardized reports with portf olio characteristics, perf ormance and risk data are delivered f or discussion at board meetings (usually quarterly) Fund Board Reports

N ote: For illustrativ e purposes only . Reports hav e been modified to redact confidential information and should not be considered to reflect actual data. 62 For Financial Professional and Institutional Use Only / Not for Distribution to the Public Performance Analysis and Investment Risk (PAIR) Risk Analysis/Assessment-Examples Daily Risk Summary-Fixed Income Web Page Quarterly Review Package-Fixed Income Fixed income key risk reports are posted daily to a private Intranet site and are a key input into portf olio management. On a biweekly and quarterly basis PAIR meets with all f ixed income portf olio managers to review risk and perf ormance.

N ote: For illustrativ e purposes only . Reports hav e been modified to redact confidential information and should not be considered to reflect actual data. 63 For Financial Professional and Institutional Use Only / Not for Distribution to the Public Performance Analysis and Investment Risk (PAIR) PAIR Integrated Risk Management-Sample Reports Monthly Fund Level Risk Executive Summary- Equity and Balanced Monthly Fund Review Package- Equity and Balanced Discuss exposure to Ex-Ante Risk Concentration with the investment team-af f irming conviction. PAIR reviews pertinent risk topics with the Portf olio Managers on a monthly basis.

Performance Analysis and Investment Risk (PAIR) PAIR Risk Consulting-Examples For Financial Professional and Institutional Use Only / Not for Distribution to the Public Goal: for hedging purposes, create an optimal tracking portfolio that will closely replicate the returns of the underlying portfolio Optimization Methodology o Optimal Tracking portfolio will be created from a universe composed of the four indices as per portfolio manager instructions o No constraints o Optimization profile for each of the ten portfolios o Benchmark will be the underlying portfolio o Cash will be part of the solution in order to allow optimizer to create a true unbounded solution Risk Model o Barra BIM 301 Long Term Model T ime Period of Analysis o Daily - January 2014 through December 2014 N ote: For illustrativ e purposes only . Reports hav e been modified to redact confidential information and should not be considered to reflect actual data. 64

Performance Analysis and Investment Risk (PAIR) PAIR Risk Reporting/Monitoring-Examples N ote: For illustrativ e purposes only . Reports hav e been modified to redact confidential information and should not be considered to reflect actual data. 65 For Financial Professional and Institutional Use Only / Not for Distribution to the Public Franklin Templeton XYZ Fund USD 31-Dec-14 TOTAL EXPOSURE AMT (Incl Accr Interest and Add-on) 147,717,281.35 CVA 16,802 (Le s s Unrealized Pro fit o n Forward Fo reign Exchange Co ntracts) TOTAL INVESTMENT IN SECURITIES AT MARKET 136,205,121.90 Total Risk-Weighted Assets 85,882,881.46 (Le s s Unrealized Pro fit o n Forward Fo reign Exchange Co ntracts) (For Investments at Market) (Excl udes Add-o n and Accrued Interest If Applicable) (Includes Accrued Interest and Add-on If Applicable) OTHER BALANCE SHEET ITEMS: Ca s h, Time Deposits, a nd Repurchase Agreements 17,001,977.36 20% 3,400,395.47 Amo u nts Receivable o n Sales of I nvestmen ts 23,662,298.61 20% 4,732,459.72 Amo u nts Receivable o n Subscriptions 967,120.53 20% 193,424.11 Di vi dends Receivable 4,200.00 100% 4,200.00 Accru e d Interest Receivable 1,130,862.79 Included in Exposure Amount Oth e r Receivables 226,696.63 100% 226,696.63 Un re alized Pro fit (Loss) o n Forward Fo reign Exchange Co ntracts 2,379,539.38 Derived from Forward Positions 893,899 TOTAL NET ASSETS 154,208,850.04 TOTAL RW ASSETS (RWA) 95,333,956.74 TOTAL ASSETS 181,577,817.20 AVERAGE RISK WEIGHT 61.82% (RWA / Total Net Assets) Basel III Report Example (Specific Fund) Basel III Summary Report * Figures in fund base currency Regulatory Reports Basel II I Summary Report 31-Dec-2014 OneTIS # ISIN Fund Base Currency Total Net Assets Risk Weighted Assets Average Weighted Risk 001 LU0012345678 Sample Fund 1 USD 37,225,866,274 13,054,741,488 002 LU0098765432 Sample Fund 2 USD 12,173,621,218 11,791,937,619 003 LU0013579135 Sample Fund 3 USD 1,386,460,796 1,376,726,806 004 LU0024681012 Sample Fund 3 USD 6,094,553,166 4,576,475,254 005 LU0033355566 Sample Fund 4 EUR 140,977,483 13,638,571 006 LU0111333444 Sample Fund 5 EUR 1,384,266,600 1,366,636,685 007 LU0345678910 Sample Fund 6 EUR 7,012,658,185 6,741,035,901 008 LU0052288991 Sample Fund 7 EUR 650,457,969 638,756,876 009 LU0032165498 Sample Fund 8 USD 1,165,658,158 252,951,890 010 LU0012457836 Sample Fund 9 USD 1,899,669,279 1,023,936,595 011 LU0028461379 Sample Fund 10 USD 4,095,585,640 5,285,381,060 012 LU0089756423 Sample Fund 11 EUR 228,914,783 71,165,287 013 LU0099977721 Sample Fund 12 EUR 571,682,815 264,811,990 014 LU0387521653 Sample Fund 13 USD 34,432,049,530 18,550,926,049 35.1% 96.9% 99.3% 75.1% 9.7% 98.7% 96.1% 98.2% 21.7% 53.9% 129.1% 31.1% 46.3% 53.9%

Performance Analysis and Investment Risk (PAIR) PAIR Risk Reporting/Monitoring-Examples N ote: For illustrativ e purposes only . Reports hav e been modified to redact confidential information and should not be considered to reflect actual data. 66 For Financial Professional and Institutional Use Only / Not for Distribution to the Public Fund ABC U.S. Dollar Ending Weight Top 10 Issuers SAMPLE ISSUER 1 4.80 SAMPLE ISSUER 2 2.23 SAMPLE ISSUER 3 2.19 SAMPLE ISSUER 4 2.06 SAMPLE ISSUER 5 1.97 SAMPLE ISSUER 6 1.94 SAMPLE ISSUER 7 1.86 SAMPLE ISSUER 8 1.72 SAMPLE ISSUER 9 1.70 SAMPLE ISSUER 10 1.69 Monthly Concentration Monitoring Concentrated positions in securities are reviewed monthly with investment teams. Weekly Counterparty Exposure Monitoring Current Exposure As of MM/ A: Active W: Watch D: Watch / DVP S: DNT Limit Current Exposures ($mlns) Dollar U: Unapproved Limits Total Current Subtotal - FXFwd > Securities Derivatives (CDS, Subtotal - Broker Name Parent Company Status ($mlns) Room Left Exposure *** Collateralized Repo * MBS 14 days Lending ** IRS, TRS) ** Uncollateralized TD Counterparty Credit Committee, led by PAIR, monitors counterparty risks and takes action as needed. Broker A Issuer A A 5000.0 2000.0 3000.0 500.0 235.0 90.0 - - 175.0 2,500.0 800.0 Broker B Issuer B A 5000.0 3500.0 1500.0 450.0 450.0 - - - - 1,050.0 - Broker C Issuer C A 5000.0 3500.0 1500.0 1050.0 384.5 40.0 - 625.0 0.5 450.0 - Broker D Issuer D A 4000.0 2700.0 1300.0 500.0 499.0 - - - 1.0 800.0 - Broker E Issuer E A 5000.0 3700.0 1300.0 600.0 394.0 205.0 - 1.0 - 700.0 - Broker F Issuer F A 4250.0 3050.0 1200.0 100.0 95.0 5.0 - - - 1,100.0 50.0 Broker G Issuer G A 5000.0 3950.0 1050.0 75.0 6.0 10.0 - 4.0 55.0 975.0 225.0 Broker H Issuer H A 3634.6 2634.6 1000.0 0.0 - - - - - 1,000.0 1,000.0 Broker I Issuer I A 5000.0 4075.0 925.0 0.0 - - - - - 925.0 925.0 Broker J Issuer J A 5000.0 4100.0 900.0 70.0 70.0 - - - - 830.0 830.0 Broker K Issuer K A 2500.0 1825.0 675.0 490.0 475.0 15.0 - - - 185.0 - Broker L Issuer L W 750.0 175.0 575.0 575.0 385.0 - 190.0 - - - - Broker M Issuer M A 2250.0 1725.0 525.0 0.0 - - - - - 525.0 525.0 Broker N Issuer N A 1800.0 1325.0 475.0 0.0 - - - - - 475.0 475.0 Broker O Issuer O A 700.0 350.0 350.0 0.0 - - - - - 350.0 350.0 Broker P Issuer P A 1450.0 1125.0 325.0 0.0 - - - - - 325.0 - Broker Q Issuer Q W 2500.0 2200.0 300.0 30.0 - - - - 30.0 270.0 - Broker R Issuer R A 4250.0 4125.0 125.0 125.0 - - - - 125.0 - - Broker S Issuer S A 1300.0 1210.0 90.0 0.0 - - - - - 90.0 90.0 Broker T Issuer T A 5000.0 4950.0 50.0 0.0 - - - - - 50.0 5.0 Broker U Issuer U A 4200.0 4160.0 40.0 0.0 - - - - - 40.0 - Broker V Issuer V A 600.0 580.0 20.0 0.0 - - - - - 20.0 - Broker W Issuer W A 2500.0 2485.0 15.0 10.0 - - - - 10.0 5.0 - Broker X Issuer X A 2750.0 2735.0 15.0 0.0 - - - - - 15.0 15.0 Broker Y Issuer Y S 0.0 -10.0 10.0 0.0 - - - - - 10.0 - Broker Z Issuer Z A 4000.0 3995.0 5.0 0.0 - - - - - 5.0 -

Performance Analysis and Investment Risk (PAIR)

Important Information

All investments involve risks, including possible loss of principal.

© 2015 Franklin Templeton Investments. All rights reserved.

This document is provided only to the specific entity requesting for the information required. The recipient of this document shall not divulge any information relating to this document to any third party without the prior consent of Franklin Templeton Investments. This document is intended to be of general interest only, and does not constitute professional advice. This document does not constitute or form part of any offer for securities or any investment management service.

Franklin Templeton Investments and its management groups have exercised professional care and diligence in the collection and processing of the information in this document. However, the data used in the preparation of this document were provided by third party sources and Franklin Templeton Investments has not independently verified, validated or audited such data. Franklin Templeton Investments makes no representations or warranties with respect to the accuracy of this document. Franklin Templeton Investments shall not be liable to any user of this document or to any other person or entity for the inaccuracy of information contained in this document or for any errors or omissions in its contents, regardless of the cause of such inaccuracy, error or omission. Any research and analysis contained in this document has been procured by Franklin Templeton Investments for its own purposes. Any views expressed are the views of the Franklin Templeton Performance Analysis and Investment Risk (PAIR) team. The underlying assumptions and these views are subject to change. Any prediction, projection or forecast on the economy, stock market, bond market or the economic trends of the markets is not necessarily indicative of the future or likely performance.

Issuance of this document may be restricted in certain jurisdictions. This document does not constitute the issuance of any information or the making of any offer or solicitation by anyone in any jurisdiction in which such issuance or offer is not authorized or to any person to whom it is unlawful to issue such a document or make such an offer or solicitation.

Franklin Templeton Institutional
One Franklin Parkway
San Mateo, California 94403-1906
franklintempletoninstitutional.com

67

For Financial Professional and Institutional Use Only/Not for Distribution to the Public

For Internal Use Only / Not for Distribution to the Public This page is left intentionally blank. 68

Franklin Templeton Services Global Trade Services

Global Trade Services 70 The Franklin Templeton Global Trade Services (GTS) team is responsible for the post-trade investment operations functions required to support the portfolio management teams and global trading desks across all asset classes and geographies. The GTS team is comprised of 180 investment operations professionals located in 15 global offices that ensure 24 hour coverage to support the trade settlement functions for all Franklin Templeton trading desks. Core Operations Middle Office Alternative Strategies The Core Operations team is responsible for the post-trade settlement activities including confirmation, trade transmission to internal systems and external parties (Custodians, administrators and clients) and settlement functions for Franklin Templeton Investments The Middle Office team provides a single point of contact for operational service and support to the Front Office and ensures quality services are delivered with an emphasis on risk reduction. The Middle Office staff are strategically located to provide local coverage for all Franklin Templeton trading desks. The Alternative Strategies team is responsible for derivative operations, collateral management for OTC and exchange traded derivatives and for Foreign Exchange operations. This team also leads the Complex Securities Operations Committee within Franklin Templeton Services and oversees changes in the regulatory environment impacting operations.

71 Global Trade Services - Footprint Rancho Cordov a San Mateo Short Hills Ft. Lauderdal e London Edi nburgh Poznan Dubai Hy derabad Si ngapore Mex ico City Mumbai Chennai Sao Paul o Mel bourne GTS Global Staff (180) Americas Europe/Middle East Asia Pacific United States (45) United Kingdom (6) Singapore (6) Mexico (2) Poland (43) India (70) Brazil (4) Dubai (1) Australia (3)

Core Operations 72 Trade Confirmation ? Perform trade confirmation for all equity and fixed income securities for Franklin Templeton Investments and its affiliated trading desks Trade Instruction and Communication Services ? Ensure all security and cash transactions are transmitted to custodian banks and third-party fund administrators within market and client deadlines ? Process directed trades for Franklin Templeton Portfolio Advisors (FTPA) managed accounts in external sponsor platforms ? Create step out orders for block trades on FTPA managed accounts ? Perform allocation processing for FTPA manages accounts Pre-matching ? Review status of all equity and fixed trades with custodian banks and trading counterparties prior to settlement date. Fail Management ? Monitor transaction settlement status from custodian banks and trading counterparties to ensure the time resolution of any unsettled trade. ? Cooperation with internal and external clients in order to resolve settlement issues timely ? Monitoring split listing positions to streamline settlements process ? Identify potential improvements for efficiency and system enhancements Client Reporting ? Distribute daily trade recaps to clients Risk Reduction ? Proactively analyze risk trends, error root causes and control gaps ? Implement control enhancements ? Support system improvements ? Processing Financial Loss Reimbursement Claims ? Manage claims process ? Identify process improvements and eliminate gaps Audit ? Manage Internal Audit process on behalf of the department ? Internal and External Audit Requests

73 Middle Office Client Services Trading Client Support ? Single contact for all FTS inquiries ? Reduce administrative burden on the front office ? Conduit for production issues, troubleshooting, systems On-boarding Support ? IMA reviews ? Market opening and monitoring ? Trade processing workflows ? SWIFT testing ? Custodian Static Data set up in TIS ? Interested party reporting ? FX instructions for trades Risk Reduction ? Identify and solve workflow issues with front office ? Identify potential improvements for efficiency, risk reduction, and system enhancements ? Processing of complex securities for front office ? Support and testing of system enhancements Counterparty Management ? Establish, develop and maintain operational relationship with custodians & brokers ? Ensure service levels are met and address service issues Securities Lending ? Responsible for coordinating activity with internal departments and third party service providers to ensure the timely completion of daily and monthly securities lending activity. Team works with counterparties to identify new strategic opportunities for lending securities globally as well as ensure the overall program is transparent to the appropriate parties. Service Review s ? For banks and brokers, coordinate FTS feedback ? Monitor serve levels and best practices ? Custodian and Broker scorecards Market Intelligence and Industry initiatives ? Provide support for front office and GTS core operations for significant market or account events ? Represent FTS at industry initiatives and conferences, which results in FTS playing a leaders role in initiatives, gaining knowledge from peers and sharing the information with internal clients ? Proactively monitor market developments alerting our client’s of the impact and creating new procedures to handle the impact Separately Managed Accounts ? Separately Managed Account Operations (SMA Ops) is responsible for all operational aspects and client servicing of Franklin Templeton Portfolio Advisors in terms of accounting services, reporting, and trade settlement and support. New Product Support ? Consultation to clients on support of new business initiatives and product types

74 Middle Office Client Services Our Internal Clients and Partners: ? Portfolio Managers, Trading, Joint Ventures ? Sales and New Business Services ? Brokers ? Custodians ? Other Vendors ? Other Franklin Templeton Services Business Units Our Coverage U.S. East Coast ? Franklin Mutual Advisers ? Franklin Advisory Services ? Franklin Templeton Investments Brazil ? Templeton Investment Counsel ? Templeton Global Advisors/Investors ? Franklin Templeton Portfolio Advisors ? Fiduciary Trust International ? Ft Lauderdale Trading: Equity & Cash ? New York Trading: Fixed Income ? Short Hills Trading: Equity, Fixed Income & Cash ? Franklin Templeton Multi-Asset Strategies ? Pelagos Capital Management ? K2 Advisors ? FT Solutions Asia ? Templeton Asset Management ? Emerging Markets, Hong Kong ? Franklin Templeton Investments Japan ? China Life ? Franklin Templeton Korea ? Franklin Templeton Investments Australia ? Asia Trading: Equity ? Franklin Templeton Sealand ? San Mateo Trading: Fixed Income ? Global Equity Group U.S. West Coast ? Bissett ? Fiduciary Trust Company ? Franklin Advisers ? Fiduciary Trust International ? San Mateo Trading: Equity, Fixed Income & Cash ? Calgary Trading: Equity & Fixed Income ? Franklin Templeton Multi-Asset Strategies ? Templeton Global Macro Europe ? Algebra ? Templeton Asset Management ? Templeton Investment Counsel ? Templeton Global Advisors ? Franklin Templeton Italia ? Edinburgh Trading: Equity & Cash ? London Trading: Fixed Income ? Dubai Trading: Equity & Fixed Income

75 Alternative Investments Alternative Strategies Trade Support ? Trade capture, confirmation and settlement for OTC Derivatives and Exchange Traded Derivatives ? Collateral management ? Derivative Position and Collateral Reconciliation ? Regulatory Reporting: Provide and perform daily support of transaction reporting to regulators under EMIR, ASIC Complex Securities Support Team ? Provide timely and thorough assessments of any complex instrument prior to its initial investment in any account by Portfolio Managers ? Expediently and thoroughly addressing queries raised by Portfolio Managers, Traders and Treasurers regarding complex instruments ? Ensuring operational readiness and administration of complex securities Fund of Funds Support ? Process internal and external Fund of Funds orders ? Resolve Fund of Funds settlement issues ? Manage fails and overdrafts ? Respond to Fund of Funds internal and external inquiries Foreign Exchange Trade Processing ? Day to day processing of foreign exchange trades including trade completion, trade settlement, cash and orders management. Risk Reduction ? Proactively analyze risk trends, error root causes and control gaps ? Implement control enhancements ? Support system improvements Market and Regulatory Initiatives ? Monitor, report, escalate, address, analyze and provide operations insight into regulatory requirements impacting Global Trade Services around the globe ? Participate on industry forums and internal operations forums ? Participate on discussions and industry responses to consultation papers GTS Operational Support and Projects ? Provide operational support to various business units within Global Trade Services ? Subject matter experts work with business units on their challenges and look to address long term needs / wants via structured projects and short term ones via trouble shooting sessions or communication, applying their expertise as necessary

Global Trade Services - Regulatory & Market Initiatives

The Market Initiatives Consultant is a dedicated role within Global Trade Services. As a specialist consultant to operations who has overall, global responsibility to regulatory and market initiative activities representing operations within Franklin Templeton Services and other departments within Franklin Resources.

Industry Associations Participation

- *Participate in Industry Working Groups (ISITC, AMF) and collaborate with partners to shape and influence strategic direction;*
- *Establish Franklin Templeton positions on operational impacts and take a proactive view in working with industry groups (SIFMA, ISITC, AFME) globally*

One Point of Contact

- *Point of contact for external client outreach and due diligence related to regulatory and market infrastructure operational updates*

Education and Compliance

- *Lead efforts in developing an approach to client communications, develop Client Service talking points on regulatory changes;*
- *Educate staff, senior management and client service on regulatory changes and impacts;*

Impact Assessment

- *Maintain awareness, and provide review of vendor capabilities and landscape in support of regulatory and market infrastructure related change implementation;*
- *Identify new and emerging market infrastructures and highlight the impact on Franklin Templeton;*

Initiate Project Requirements

- *Define strategies changes to cope with regulatory and market infrastructure changes;*
- *Collaborate with business units and assess operational impacts to Franklin Templeton and work with the associated business units to review systemic and workflow changes to enable and ensure compliance with regulations*

Project Oversight and Implementation

- *Provide oversight and lead Regulatory and Market infrastructure related projects, implementing required operational changes*

76

Global Trade Services – Vendor List

Function	Vendor	Application Name	Description
Trade Information System (OneTIS)	Franklin Templeton Technologies (FTT)	Global Trade Services - OneTIS Settlements Dashboard	This application is a real time, exception-based workflow tool utilized by all Global Trade Services staff to monitor the status of all trade confirmation and trade communication across all asset classes and geographies
Security Trade Confirmation and Settlement - Equity and Fixed Income	Omgeo	Central Trade Manager (CTM)	Trade Confirmation - Global Equity & Fixed Income
	Omgeo	Oasys Domestic (OD)	Trade Confirmation - U.S. Domestic Equity & Fixed Income
	Omgeo	Trade Suite	Trade Affirmation - U.S. Domestic Equity & Fixed Income
	Omgeo	Alert	Settlement Instructions
	Bloomberg	FailStation	Fail Management of Equity, Fixed Income, FX & Securities Lending
	Copp Clark Limited	Holiday Data Service	Global Market Holiday Information
	Markit	Wall Street Office & Clear Par	Trade Confirmation – Bank Loans
	Broadridge	MBSE (Mortgage Back Securities Expert)	Trade Confirmation – Asset Backed Securities
Foreign Exchange and Time Deposits	Misys	CMS (Crossmar Matching Service)	Foreign Exchange & Time deposit Trade Confirmation
Derivative Operations	Markit	MarkitSERV	OTC Trade Confirmation
	Omgeo	ProtoColl	Collateral Management
	TriOptima	triResolve	Derivative & Collateral Reconciliation
	AcadiaSoft	MarginSphere	Automation of Margin Calls for Collateral Management
Regulatory Reporting	London Stock Exchange (LSE)	UnaVista	Global Regulatory Reporting – Markets in Financial Instruments Directive (MiFID) & European Markets Infrastructure Regulation (EMIR)
	DTCC	Global Trade Repository (GTR)	Global Regulatory Reporting
SWIFT Messaging	Bottomline Technologies	GTX	SWIFT Messaging

77

Global Trade Services - Organizational Chart 78 Cihan Kasikara Vice President Global Trade Services + 1 973 912 2070 Cihan.Kasikara@franklintempleton.com Short Hills, NJ Rosem arie Puldon Director Middle Office Client Services + 1 954 847 2468 Rosemarie.Puldon@franklintempleton.com Ft. Lauderdale, FL Managem ent Team Contact: GTS-MOCSManagement@franklintempleton.com Eric Miller Director Alternative Strategies Team + 1 954 847 2317 Eric.Miller@franklintempleton.com Ft. Lauderdale, FL Managem ent Team Contact: GTSAlternativesManagement@franklintempleton.com Sachin Dadu Director Global Core Operations + 91 040 6697 1228 Sachin.Dadu@franklntempleton.com Hyderabad, India Managem ent Team Contact: GTS-CoreOperationsMgmt@franklintempleton.com

Portfolio Accounting

80 Who Are We The Portfolio Accounting department is responsible for providing accounting, client servicing and reporting statements for Institutional, Retail & High Net Worth separate accounts managed by Franklin Templeton Investments. The Separate Managed Accounts team is responsible for servicing products where Franklin Templeton Investments is the investment manager to a product offered by 3rd party sponsors.

Global Organization Chart

As of 2/15/2016


Norma Fraser Vice President FTS (CP)
Julie Powers Director FTS NBS/PA (TOR)
Julie Wrigley Director FTS NBS/PA (SPR)
James Forbes Director FTS NBS/PA (EDI)
Richard Robertson Director FTS NBS/PA Global Improvements (EDI)
Vikram
Manager / Leader Portfolio Administration Operations HYD
Sarah Wunsch
Portfolio Administration Client Service (FTL)
Ericia Liao
Portfolio Administration Client Service (SPR)
Barbara Kufel
Portfolio Administration Client Service (EDI)

81

82 Global Staff Locations Toronto (3) Edinburgh (7) St. Petersburg (4) Fort Lauderdale (7) Nassau (4) Hyderabad (42) Singapore (6) Cape Town (1)

83 Overview of services Core Services provided by the Client Service and Operation Teams Core Services provided by the Event Management Team ? Monitor asset positions in separate accounts ? Monitor the processing of client- directed transactions ? Monitor currency balances/repatriation ? Reconciling portfolio positions, shares, identifiers and market values (customized) ? Ensure resolution of all cash and position discrepancies ? Providing periodic portfolio statements and reports ? Performance analysis/inquiries ? Project support ? Monitor & instruct currency hedging requirements for separate accounts ? Manage internal & external client Ad-hoc request/inquiries ? Portfolio Management ? Clients ? Client Service ? 3rd Party Administrators ? Sales ? Support Emerging Market Debt PM team on various portfolio recording and performance matters ? Support Joint Ventures, and Japan & Australia fund shadowing ? Support performance reporting for multi-managed funds ? Support launch of new client account openings, account closings, custodian conversions, in-kind transfers, mergers, etc. ? Reconciliation of all event processing prior to hand off ? Provide system set-up data for separate accounts ? Manage Audit Request: SOC-1 TAML, client directed and internal Audits ? Due Diligence representation ? RFP Management ? Coordination of PA initiatives ? Global events and global account database management

84 Our Clients Portfolio Managers o Cash movements- monitor cash balances for redemptions/ outflows o Accurate records - data feeds into client meeting reports o Performance data - ensure various parties report similar data o Support as required o Queries and requests Sales & Marketing / Global Client Service Support o Automated standard and manual customized reports created o Queries and requests Performance / AUM Services / Corporate Accounting o Absolute performance data - justify raw data o Relative performance data - aid investigation of divergence from benchmark o Investment Management Fee Information Custodian / Administrator / Financial Advisors / Client / Consultants o Deliver reporting o Reconciliations o Queries and requests

Clients & Partners Custodian / Administrator Client Portfolio Managers Pricing / Security Maintenance / Corporate Actions Traders Global Trade Services / Middle Office Client Service PORTFOLIO ACCOUNTING Sales / Client Relationship Treasury Accounting & Cash Control Global Client Service Support External FTS departments New Business Service Compliance / GIAC Corporate Accounting Performance / AUM Services Non FTS departments 85

Systems 86 Portfolio Manager Broker Charles River (Order Management System) Central Trade Manager (Trade Matching System) OneTIS (Trading & Information System) Performance Application (Performance Calculation System) GlobalMax (Accounting System) Frontier (Reconciliation System) Custodian Performance & Attribution ExStream (Client Reporting) Statement of Investments

87 Systems (cont’d) Global Max (GMax) o Portfolio accounting system o Impacts cash and positions on trade date o Does not accrue expenses and payables o Performance calculation functionality o Able to generate reports OneTIS o Global trade processing system o Security master database o Corporate action processing o Pricing and positions

88 Systems (cont’d) Frontier o Reconciliation system o Receives data feeds from GMax and custodian data via Society for Worldwide Interbank Financial Telecommunication (SWIFT), vendor or manual uploads o Auto-match functionality o Automation allows Portfolio Analyst to focus on breaks and resolution, instead of identifying breaks. ExStream o Client reporting system o Numerous feeds from other systems o Monthly, quarterly and annual client reporting for separate accounts

89 Important Information This document has been prepared for circulation to persons reasonably believed to be within one of the professional or qualified investor exemptions contained in the applicable regulations of their jurisdiction or to whom this document may otherwise lawfully be communicated to give prelim inary information concerning Franklin Templeton Investm ents and its organizational capabilities. It is a confidential communication to, and solely for the use of, such persons and is not intended for general public distribution. The description in this document of our investm ent management service and other matters are general in nature. The information contained in this document is subject to updating, completion, modification and amendment. It should not be assumed that the approach described will necessarily be followed in a particular case. Such matters will also be subject to any specific arrangements with a particular client. It is the responsibility of every person receiving a copy of this document to satisfy him or herself as to the full observance of laws of any relevant country, including obtaining any government or other consent which may be required or observing any other formality which needs to be observed in that country. None of the services or other matters described here should be taken as an offer or solicitation of those services or other m atters in any jurisdiction where such an offer or solicitation is not perm itted under applicable legislation.

For Internal Use Only / Not for Distribution to the Public 90 This page is left intentionally blank.

Pricing and Valuation Overview

92 Objectives Global Pricing Services Organization Pricing and Valuation o Key principles o Sources of Price Data o Fair Valuation o Governance

Fair Valuation Services Management



Matt Hinkle
Vice President



Steve Gunn
FTS Valuation Policy Director

Global/Complex-Wide

- Valuation & Pricing Policies Procedures
- Regulatory Requirements
- Industry Groups/Trends
- Complex Valuations
- Client Service/Valuation Guidance
- Boards of Directors/ Trustees Support
- Valuation Committee Chair

Committees:

VC (US, Europe, Asia)

ILC



Mark Spero
Fair Value Manager

Fair Valuation / Client Service

- VC Administration & Reporting
- Board Reporting
- Client Service/Oversight
- Complex Securities Valuation
- Regulatory/Audit
- Policies/Controls

Committees:

VC

Global Pricing Services Management



Janette Tait
Senior Vice President



Melinda MacKinnon
Manager

Securities pricing

- Debt/Fixed Income
- OTC Derivatives
- Fair Valuation – Pricing production

NAV Cycle:

- NYSE 4pm ET
- Swing Pricing

Committees:

VC,CSRC, CSOC, SPOC



Christina Cohen
Manager

Securities pricing

- Exchange traded equities (Europe/ Americas, MENA)
- Exchange traded derivatives
- International bonds
- Fair valuation support

NAV Cycle:

- NYSE 4pm ET
- Hong Kong Close
- Swing Pricing

Committees:

VC, ILC, SPOC



Srinivas Peri
Manager

Securities pricing

- Local India AMC securities
- FX/Forward Rates
- US end of day support

NAV Cycle

- India Close
- NYSE 4pm ET

Committees:

VC

Fair Valuation

- Documentation & Reporting
- India Fair Valuation

Product Data Analysis & Distribution (PDAD)

- Unity system
- Fund NAVs and Performance
- Dissemination and delivery of key data to internal and external clients
- Tax Reporting



Rod Virtue
Manager

Securities pricing

- Asia/Pac Rim, and Romania Markets
- UK intra day prices

NAV Cycle:

- UK OEIC Noon London
- Romania Close

Committees:

VC (US, Europe)

Fair Valuation

- Fair Value Pricing
- Board Reporting

Product Data Analysis & Distribution (PDAD)

- Unity system
- Fund NAVs and Performance
- Dissemination and delivery of key data to internal and external clients
- Tax Reporting

Committees Legend

(VC) Valuation Committee
(EVC) European Valuation Committee
(ILC) Investment Liquidity Committee
(CSRC) Complex Securities Review Committee
(CSOC) Complex Securities Oversight Committee
(SPOC) Swing Pricing Oversight Committee

93

94 Global Pricing-Key Principles o Comply with Regulatory and Ethical Standards; Industry Best Practice o Global Pricing Policies and Procedures reviewed and approved annually o Pricing Group is an organizationally independent function from the front office o Global Multi-Site Pricing Workflow for Global Business Continuity o Experienced evaluation & analytical teams (both internal FTI and vendors) o Multiple price quotations are obtained for each security; use multiple price data vendors and sources o Price validation and key controls - Previous day price comparisons are reviewed and validated based on pre set thresholds - Material differences in price quotations between vendors are compared, reviewed and resolved by the Pricing Group daily based on pre-set thresholds - Trade Comparison Reports: compare traded prices to vendor supplied prices for reasonableness - Unchanged Price Review o Security prices should reflect what one would reasonably expect to receive upon a current sale of the asset

Sources of Price Data

Vendor/Source	Pricing Services Provided
Interactive Data Corp. (IDC)	•Municipal Bonds •Short Term Money Market securities •Taxable Bonds (*Taxable fixed income securities include a variety of asset types such as corporate bonds, government bonds, and mortgage/asset backed securities*) •Structured instruments (e.g. collateralized debt obligations) •International Bonds •Malaysian Ringgit denominated bonds (conventional and Sukuk's) sourced through Bond Pricing Agency Malaysia (BPAM) •Convertibles •Derivatives-OTC (interest rate swaps, credit default swaps, inflation swaps, variance swaps, cross currency swaps and FX options) •Fair Value Factors (fair value adjustments for international equities at 4pm ET) for Mutual Funds pricing.
Thomson/Reuters (includes WM Company FX rates and Loan Pricing Corp)	•Listed equity and fixed income securities •Senior secured corporate loan/debt securities with floating or variable rates (syndicated loans) •Taxable bonds (*Taxable fixed income securities include a variety of asset types such as corporate bonds, government bonds, and mortgage/asset backed securities*) •U.S. Municipal Bonds •Convertibles •Derivatives-Exchange-traded and OTC (CDS, IRS, CCS, Variance Swaps, OTC FX options) •Foreign Currency Exchange spot and forward rates data
Standard & Poor's Evaluation Services	•Municipal Bonds •Senior secured corporate loan/debt securities with floating or variable rates (syndicated loans) •Derivatives-OTC (interest rate swaps, cross currency swaps, total return swaps, and OTC FX options)
Markit Partners	•Derivatives-OTC (interest rate swaps, currency swaps, credit default swaps, interest rate caps/floors, variance swaps, volatility swaps, OTC index and equity options, OTC currency options and swaptions). •Senior secured corporate loan/debt securities with floating or variable rates (syndicated loans) •Private equity valuations (periodic independent valuations for review of internal fair values)
Pricing Direct	•Derivatives-OTC (interest rate swaps, credit default swaps, and currency swaps)
TSX Bond Pricing (Scotia Capital)	•Canadian corporate and government bonds (locally traded)
Bloomberg	•Exchange traded equity securities and international fixed income •Listed and OTC derivatives (e.g. options, swaps) •Foreign Currency Exchange spot and forward rates data
ITG, Inc.	•Fair Value Factors (fair value adjustments for international equities at 4pm ET) for Mutual Funds pricing.
Other sources of market prices	Broker-dealers who make markets in selected securities may be used to provide prices of securities (*market quotations, spreads, bid/ask, trade levels*). The decision to use a broker-dealer normally occurs when the pricing vendors cannot supply these prices. In some cases the broker-dealer quote is used as a guide to ensure the validity of primary and/or secondary vendor quotes. These prices are received by the Pricing Department in a number of formats such as emails, phone calls, fax, vendor websites and pre-set Bloomberg screens (indicative quotes, bid/offers).

95

96 Fair Valuation Individual securities priced in reference to other securities or other instruments o Convertible securities, matrix pricing, evaluated prices Fair Value by Management Appraisal (internal fair value) o Private placements, illiquid securities, etc. Fair Value due to Market Events (single issue or market level) o Trade halts, trade limits, interruptions, significant market news (company news) - Internal Fair Value by Management Appraisal, typically o Political unrest, natural disasters, unexpected market closures, etc. - May result in market level fair valuation, internal fair value management appraisals (issue level) or a combination of both depending on the scenario Fair Valuation Reports for Sub Advised Clients (internal fair valuations) Market Level Fair Value due to Significant Market Events o Internal Franklin Templeton Funds o Foreign securities (non-US)

97 Governance Valuation Committee (VC) o Mission: - To provide oversight and administration of the policies and procedures governing the fair valuation determination of securities held in Franklin Templeton portfolios o Responsibilities include reviewing and approving: - Fair valuation of securities - Market level fair valuation and recommendations related to significant market events - Securities flagged as illiquid per SEC guidance and definition (standard asset test) - Policies and procedures governing valuation and liquidity - Vendor sources used by pricing o Monitors industry trends and stays abreast of regulations governing fair valuation and liquidity for regulatory or valuation purposes. o Regional Valuation Committees in Europe and Asia provide additional oversight of fair valuation and as it pertains to products in those regions.

98 Governance-Valuation Committee June 2016 Executive Members Alok Sethi Chairman FTS, LLC Board of Directors Outside Counsel Janette Tait SVP Investment Operations Laura Fergerson CEO Finance and Administration Valuation Committee Steve Gunn Chair FTS Valuation Policy Director Secretary Mark Spero, Fair Valuation Manager, U.S. Operations & Accounting Linh Tran, Director NAV Analysis, Canada Rod Virtue, Pricing Manager, Int’l Christina Cohen, Pricing Manager, U.S. Melinda MacKinnon, Pricing Manager, U.S. Mike Morantz, Corporate Actions Manager, U.S. Cihan Kasikara, VP Global Trade Services, U.S. Stephen Luksteid, Global Trade Services Manager, U.S. Global Fund Administration and Reporting Mark Otani, Treasurer, U.S. Gaston Gardey, Treasurer, U.S. Rob Kubilis, Treasurer, U.S. Vivek Pai, Treasurer, U.S. Krissie Carboni, Assistant Treasurer, U.S. Tisha Wilburn, Assistant Treasurer, U.S. Mike Stewart, Assistant Treasurer, U.S. Lisa Berringer, Assistant Treasurer, U.S. Betsy Thomas, Assistant Treasurer, U.S. Jeff White, Manager, U.S. Dahlia Buchanan, Director, Canada Shoreh Levy, Director, Int’l Abigail Clark, Director, Int’l Luxembourg Conducting Officers Denise Voss Craig Blair Harry Nash Global Investment Risk Management Mike Sommer, Head of Risk, Lux Douglas Lempereur, Director Fund Tax Matt Hinkle, VP Non-Voting Consultants/Support Legal / Compliance Steve Gray, Sr Associate General Counsel, U.S. Hilary Coral, Associate General Counsel, U.S. Peter Palleija, Sr Manager, Global Compliance, U.S. Ken White, CCO, U.S. Michael D’Agrosa, CCO, Int’l Kellie Hargraves, VP, Global Compliance Int’l Luis Perez, Director, Global Compliance Int’l Scott Nicol, Manager, Global Compliance Int’l Trading Bill Stephenson, SVP/Global Head Paul Collins, SVP/Head EMEA Trading Fair Valuation Support Team Mandie Espinosa, Pricing Supervisor Ravinder Nirugonda, Pricing Supervisor Chetan Chamala, Pricing Supervisor Mike Trupiano, Pricing Supervisor Nicky Taylor, Pricing Supervisor Robert Lane, Fair Value Senior Analyst Stephanie Mendoza, Fair Value Senior Analyst Jas Gookin, Fair Value Senior Analyst Rick Vonderhaar, CFA FRM CAIA, Senior Quantitative Valuation Analyst Ravi Kant, Quantitative Valuation Analyst Bhagath Yeturi, Senior Operations Analyst Mahesh Gadhiraju, Pricing Analyst Louise Webster, Pricing Analyst

Corporate Actions Overview Presented by Mike Morantz

Corporate Actions Worldwide Poznan Ft. Lauderdale Hyderabad 100

101 Sourcing, Validation & Processing Sourcing oCustodians (JPMC, BNY, etc) oVendors (Bloomberg, IDC, S&P, Reuters, etc) oCompany’s investor relations/website Validation o Market validation on ex date & final audit o Opening price check to ensure market reflects corporate action activity Processing oUpdate database (OneTIS) oAdd to accounting systems for mandatory actions oGMAX for ex date processing (Mutual Funds, Separate accounts, etc) oEx date - 1 audit

102 Voluntary Corporate Actions Identify Eligibility: ?Shares eligible ?Restrictions Solicit decisions from Portfolio Managers & Investment Officers Receive decisions from Portfolio Managers & Investment Officers Instruct respective custodians (online & fax) Upon settlement, process accordingly

Business Continuity Program Overview July 19, 2016

Business Continuity Program Overview 104 Business Continuity Program 1. Risk Assessment 2. Risk Mitigation 3. Incident Management Policy ? Reviews ? Guidance Foundational Elem ents

Business Continuity Program Risk Assessment 105 Business Impact Analysis Goal: To determine interdependencies. Inputs: People, Process & Technology ? Business Processes ? Applications ? Sites ? 3rd Party Services (vendors) Outputs ? Business Process Criticality ? Application Recovery Objectives o Recovery Time Objective o Recovery Point Objective ? Vendor Criticality ? Physical Site Criticality

106 Business Continuity Program Risk Mitigation An Integrated 3 Part Approach to Mitigation 1. Business Continuity Plans o Plans are mandatory for critical business units (<72hrs) o 300+ Business Continuity Plans in the program o 6 Line of Business Recovery Teams (BRT’s) for major LOB’s o Pandemic Plans 2. Technology Disaster Recovery Plans o Plan by application, tested by Data Center o 100+ Applications in the DR program o Proven recovery infrastructure 3. Governance o Business Recovery Governance Committee (BRGC) o Enterprise Risk Management Committee (ERMC) o Board of Directors (FRI, Fund and certain legal entities) o Line of Business Reporting

107 Business Continuity Program Incident Management CIRT Cyber Incident Response Team A Coordinated Approach to Managing Events ?? Corporate Em ergency Managem ent Team: Global responsibility for coordination of the company’s response to incidents. ?? Site Em ergency Management Teams (EMT’s): At 23 largest locations and Site Emergency Leaders at smaller locations. ?? Business Recovery Teams: For major lines of business have teams to coordinate their cross site recovery activities. (IM, FTS, TA) ?? IT Disaster Recovery Command Center: To manage IT incidents ?? Cyber Incident Response team : Technical resources to investigate and address cyber events. ?? Relocation Task Force: To manage movement of employees. ?? Strong partnerships: Corporate Communications, Human Resources and Facilities. Franklin Templeton Investments Executive Committee CEMT (Corporate Emergency Management Team) Corporate Communications EMT’s Site Emergency Management Teams IT DR IT Disaster Recovery Command Center BRT’s LOB Business Recovery Teams RELO Relocation Task Force

108 Business Continuity Program Incident Management ? ? ?? Sites with Emergency Management Teams (EMT’s) ?? Primary and backup data centers Rancho Cordova Enterprise Primary Data Center Toronto New York Short Hills Stamford Frankfurt Edinburgh London Poznan Luxemburg Seoul Calgary San Mateo ? ?? Stockton Enterprise Backup Data Center Workspace Recovery Center ??? ?? St Petersburg Ft. Lauderdale ? ?? ? ?? ? ? Hong Kong Singapore Melbourne ? Hyderabad Primary Data Center for India Chennai Backup Data Center for India Mumbai

109 Business Continuity Program Incident Management o Fire History of managing a wide range of incidents. Sampling of events o Terrorism - Mumbai Terrorist Attack, 2008 - 9/11 Terrorist Attack, 2001 o Infrastructure - W ater Shortage, Chennai, 2013 - East Coast Power Outage, 2003 o Pandemics - H1N1, 2010 - New Delhi Fire, 2012 - Luxembourg Fire, 1999 o Weather - Chennai Flooding, 2015 - Hurricane Sandy, 2012 o Earthquakes - Japan, 2011 - Loma Prieta 1989 - SAR’s, 2003 o Information Technology - K2 Datacenter Outage, 2015 - GMAX, Application Outage, 2013 o Civil Unrest & Protests - Hyderabad, 2012-2013 - Toronto G20, 2012

110 Business Continuity Program Foundational Elements Foundational Elem ents Annually Review All Critical ? Crisis Management Teams (EMT’s) ? Business Continuity Plans (BCP) ? IT Disaster Recovery Plans (IT DR) Review Approve Test ?? Update Business Impact Analysis ?? Incorporate changes into plans ?? Update Plans to ensure they meet the needs of the business o Crisis Management o Business Continuity o Disaster Recovery ?? Plans reviewed and approved by management annually ?? Annually exercise Crisis Management, Business Continuity and IT Disaster Recovery Plans (generally) together. ?? Demonstrate we can simultaneously recover all applications at a site’s data center within the specified recovery goals

111 Business Continuity Program Foundation Elements Appropriate Guidance and Governance ? Policy o Corporate Continuity Policy: Sets high level program direction and tone. (FRI Board Approved.) o Business Recovery Governance Committee Charter: Set membership and scope of the committee. (CoCEO Approved) ? Reviews and exams o Internal Audit o Regulators o SOC 2 ? Guidance o BRGC Planning Guidelines o Business Continuity Planners Guide o IT Disaster Recovery Command Center Guide

Business Continuity Program
EBR Organization

FRANKLIN TEMPLETON INVESTMENTS


Policy ● Reviews ● Guidance
Foundational Elements

Enterprise Business Resilience

21 Dedicated and Experienced Employees

- Business Continuity
- IT Disaster Recovery
- Governance & Support


Joe Boerio
CTO – Sr. VP
San Mateo
Wayne Behrens
VP EBR
San Mateo
Curtis Fields
Senior BC Manager
San Mateo
Art LoConte
Senior IT Manager
San Mateo
Stacey Jonasen
BC Manager
Rancho Cordova
Andrew Blakeman
IS Analyst – BC
Toronto
Jeff Harding
Sr. IS Analyst – BC
San Mateo
David Locke
Sr. IS Analyst – DR
Rancho Cordova
Gina Overstreet
Sr. IS Analyst – BC
St. Petersburg
Sanjoy Dutta
Sr. IS Analyst – BC
Mumbai
Dale Hall
IS Analyst – BC
Rancho Cordova
Aleksandar Tasic
IS Analyst – DR
Toronto
John Pettit
IS Analyst – BC
St. Petersburg
Janet Kum
Sr. IS Analyst – BC
Singapore
Ken O'Brien
Sr. IS Analyst – BC
Short Hills
Himanshu Mehta
Sr. IS Analyst – DR
Mumbai
Kausar Fatima
IS Analyst – BC
Hyderabad
Eileen Thompson
Sr. IS Analyst – BC
Edinburgh
Nikhil Rao
IS Analyst – DR
Hyderabad
Roy Zimmerman
Sr. IS Analyst – BC
St. Petersburg
Malwina Dabrowska
Assc.IS Analyst – BC
Poznan
Scott Gannon
IS Analyst – DR
Rancho Cordova

By Location	
San Mateo	4
St Petersburg	3
Rancho Cordova	4
Toronto	2
Mumbai	2
Short Hills	1
Hyderabad	2
Edinburgh	1
Poznan	1
Singapore	1
Total	21

112

Franklin Templeton Investments Technology Overview Due Diligence Materials July 19, 2016

Agenda: o Franklin Templeton Technologies (FTT) Overview o Information Security/Cyber Security Program Overview

Franklin Templeton Technologies (FTT) Overview

Franklin Templeton Technologies Organizational Structure 116 Jennifer Johnson Executive Vice President Co President & Chief Operating Officer Joseph Boerio Senior Vice President, Chief Technology Officer Priscilla Moyer Senior Vice President Chief Information Officer

117 Franklin Templeton Technologies Functional Organization Chart Overview Operations and Technology Jenny Johnson, EVP - Chief Operating Officer Joe Boerio, SVP - FTT CTO Priscilla Moyer, SVP - FTT CIO Consumer Support Services Franklin Templeton Services Procurement, Contracts & Vendor Management Strategic Sourcing & Enterprise Vendor Management Global Datacenter Operations Information Security & Technology Risk Management Enterprise Business Resilience Infrastructure Architecture & Engineering Global Advisor Services Technology Enterprise Shared Services Investment & Wealth Management Technology Project & Financial Services Corporate Systems Data & Analytics Services FTT Technology Delivery ISC Business Technology Architecture

FTT - Infrastructure Services Joseph Boerio Senior Vice President Chief Technology Officer Simone Vanos Executive Assistant David Cook Vice President Consumer Support Services Susan Linta Director Procurement, Contracts & Vendor M anagement Renee Seay Senior Vice President Global Operations Gerald Nolasco SVP, Chief Security Officer Information Security & Technology Risk Management Wayne Behrens Vice President Enterprise Business Resilience Pattie Hong Vice President Infrastructure Architecture & Engineering 118

Franklin Templeton Technologies
CIO Organization Chart

FRANKLIN TEMPLETON INVESTMENTS



Priscilla Moyer
FTT – CIO
& Chief Information Officer
FTS Technology
Raiat Gupta
Vice President
Richard Preece
Sr. Vice President
Enterprise Shared
Bob Walters
Sr. Vice President
Investment & Wealth Management Technology
Peter Hlushko
Sr. Vice President
Corporate Systems
Parag Bhargava
Vice President
Data & Analytics Services
Chri Pham
Vice President
Technology Project & Financial Services
Linda Nishitsuji
Vice President
FTT Technology Delivery ISC
Manabendra
Das
Director
Business Technology Architecture
Neil Harvey
Sr Strategic Architect – Sr. Director

- FTS Technology: Franklin Templeton Services
- Global Advisor Services Technology: US and International Product, Sales & Marketing
- Enterprise Shared Services: Middleware, Imaging, Business Process Management, Master & Operational Data, Database Administration, and Global Transfer Agency
- Investment & Wealth Management Technology: Investment Technology Development & Support for Investment & Wealth Management, Emerging Markets, Performance/Risk Analysis, Solutions & Alternative Strategies
- Corporate Systems: Financial Strategies, Accounting and Financial Operations, HR, Payroll & Enterprise Social legal & Compliance, Collaborative Technologies, Technology Quality Assurance
- Data & Analytics Services: Data Warehousing & Exploration, Enterprise Warehouse & Analytics, Data Architecture, Data Warehouse & BI, BI International, Institutional & Marketing
- Technology Project & Financial Services: Total Cost of Ownership, Finance, Strategic Project Management, and Administration
- FTT Technology Delivery ISC: India Technology Delivery
- Business Technology Architecture: Architecture Governance and Direction

119

120 Franklin Templeton Technologies Global Technology Workforce FTT (FTEs) : 636 (49%) o CTO = 254 (64%) o CIO = 382 (42%) FTT (FTEs) : 65 (5%) o CTO = 29 (7%) o CIO = 36 (4%) FT T (FT Es) : 15 (1%) o CTO = 15 (4%) o CIO = 0 FTT (FTEs) : 586 (45%) o CTO = 101 (25%) o CIO = 485 (54%) Legend FTT Staff FTT (FTEs) : 1 (<1%) o CTO = 1 (<1%) o CIO = 0 North America Europe Asia Pacific India ? 1303 FTEs ? 832 Contractors ? FTT employees are located in 28 offices on 4 continents.

Franklin Templeton Technologies Infrastructure Services

FRANKLIN TEMPLETON INVESTMENTS





Infrastructure Summary

- 100+ office locations on our Wide Area Network
- 6 Data Centers and more than 50 additional utility/server rooms
- Over12,000 desktops/laptops are supported
- Over 6,500 Mobile Devices are supported (SmartPhones & Tablets)
- 2,745 servers worldwide
- Multiple platforms including: Windows, LINUX, Unix, AIX, iSeries and Mainframe
- Primary Data Center is in Rancho Cordova, California
- Secondary & Disaster Recovery Center is in Stockton, California

Support Services Summary

- 24 x 7 Operation
- We service over 500 business applications, 225 of which are enterprise applications
- We monitor and execute more than 80,000 jobs daily
- We implement more than 900 changes monthly with a 99+% success rate
- Our solution center fields more than 175,000 calls annually
- We have 125 mission critical applications in our Disaster Recovery Program (all validated and tested annually)
- Social Presence - Facebook, Twitter, YouTube, Google+ & LinkedIn

121

Franklin Templeton Technologies Governance Processes & Controls

FRANKLIN TEMPLETON INVESTMENTS







Strategic Focus

- Line of Business Alignment
- Technology and Operations Council
- Business Unit Project Oversight Committees
- Technology Risk Management Governance Committee
- Goals & Initiatives Aligned with Corporate Priorities
- Financial Management

Technology Architecture & Business Value

- Architecture Technology Council
- Business Technology Partner Briefings
- Operating Reviews
- Project Management Community
- Enterprise Vendor Management Program
- Technology Refresh Program
- Capacity Management Program
- Infrastructure Plan Build & Run Model

Key Processes and Controls

- Systems Development Life Cycle
- Information Security Program & Policy
- Service Level Management
- Response Teams
- Change Mgmt.
- Problem & Incident Mgmt.
- Asset and Vendor Mgmt. Program
- Technology Risk Mgmt.
- Privacy Committee
- Enterprise Risk Management

123 Information Security/Cyber Security Program Overview

Cyber Security Program Mitigation, Response Management & Readiness Our Readiness Driven By: 1. Protection Effectiveness 2. Detection Capabilities & Effectiveness 3. Response Capabilities 4. Oversight & Risk Management Framework 124

Cyber Security Program Update Our Focus & Readiness 1. Protection 2. Detection 3. Response: o Continual focus on enhancing program maturity o Extensive 24 x 7 Dual Site Security Operations Center o Continue to make strategic investments in protection, intelligence and response around - people, process & technology. o Digital forensics & threat intelligence o Continue to practice readiness for Cyber Events o Extensive Company W ide Data Loss Prevention Focus 125

Cyber Security Program Update Oversight & Risk Management Our Readiness Driven By: 1. Protection Effectiveness 2. Detection Capabilities & Effectiveness 3. Response Capabilities 4. Oversight & Risk Management Framework Technology/Cyber Risk Managem ent & Outreach: o Continual assessments of our program o Multi-tier governance and oversight o Focus on employee & contractor education o Active participation in industry forums o Extensive participation outreach and collaboration 126

Cyber Protection

Infrastructure Summary

FRANKLIN TEMPLETON INVESTMENTS

Actors



Hactivist & Nation States

Distributed Denial of Service Attacks



Skilled Hackers

Physical Attacks

Malware/ Viruses



Malicious Insiders

Misuse of Access



Financial Criminals

Social Tactics

Fraud



1. Protective

- Firewalls
- Virus Protection
- Encryption
- OS/DB Hardening
- Intrusion Prevention

2. Detective

- Intrusion Detection
- Data Loss Prevention
- NOSC Monitoring
- Event Correlation
- Enterprise Risk Management Console

3. Operational

- Network Operations & Security Center (NOSC)
- Incident Management
- Incident Response
- Data Loss Prevention
- Event Correlation

Controls Framework – Mitigation & Management

Web & External Interfaces

FTI Web Sites

Partner Connections

Mobile Interfaces

FTI Web Hosting Infrastructure



FTI Data Centers

Multi-Data Centers

High Availability

Business Continuity

Disaster Recovery

Tiered Asset Management

Multi-Zone Security



FTI Office Environment

Multi-Zone Security

Encryption

Cyber Security Program Enhancements

FY2016 Cyber Security Initiatives

FRANKLIN TEMPLETON INVESTMENTS


1.
Protection

1. Technology Refresh
2. Centralize Privileged Account Management
3. Unify Security Management With Active Directory
4. Enhance Data Loss Prevention Scanning and Compliance Reporting
5. Public Key Infrastructure PKI Enhancements for Mobile Computing Devices


2.
Intelligence & Response

9. Email Encryption Enhancements
10. Application Whitelisting Enhancements
11. Cross Functional Table Top Exercises
12. Ongoing Education & Awareness
13. Centralized Data Repository Management


3.
Cyber Risk Management

6. Risk Management Enhancements for Technology Risk & Compliance Reporting and Governance
7. Regular updates to Policy, Guidelines & Standards
8. R&D on New Security Tools


4.
Collaboration & Outreach

- Active Participation & Info Exchange:
  - FSISAC – *Fin. Srv. Info Sharing Analysis Cntr.*
  - CIS – *Center for Info Security*
  - ISC^2 – *International Info Sys Security Certification*
  - ISACA – *Info Sys Audit & Control Association*
  - InfraGard – *FBI CA & FL Chapters*
  - ICI – *Technology , DRBCP & Security Committees*
- Subscriptions:
  - SANS
  - CERT
  - WebSense
  - McAfee
  - CISCO
  - Microsoft

128

Cyber Security Program

Program Mapping & Validation Summary

FRANKLIN TEMPLETON INVESTMENTS

Extensive Program Scope & Effectiveness Validation:

A. **Program Control/Guideline Mapping Exercises**
B. **Maturity Assessments**
C. **Testing Effectiveness of Controls (Internal & External)**


Cyber Security Program
1
Protection
2
3
4

	Validation Instruments:	Who Conducts the assessments:	Type	Summary Results:
1	SEC – *Cyber Security Guidance*	FTT Self Assessment	A	Fully mapped no gaps to guidelines
2	FINRA – *Cyber Security Sweep scope*	FTT Self Assessment	A	Majority mapped minor gaps to guidelines
3	Gartner - *Cyber Security Program Assessment*	FTT Self Assessment	B	Rating of 4/5 "Strong Managed Level"
4	FFIEC - *Guidelines*	FTT Self Assessment	B	Risk level moderate maturity level Intermediate
5	Quiet Audit – *Net Diligence*	3rd Party Net Diligence	B	Best in Class Practices
6	SOC1 – *FTT*	PWC	C	Control objectives suitable & achieved
7	SOC2/Type I – *FTT Cyber Security*	PWC	C	Controls are suitably designed
8	Internal Audits/External Audits	Internal Audit/Regulators	C	All Unqualified - No major findings
9	NIST *Framework*	FTT Self Assessment	A	Fully Mapped; appropriate coverage
10	Uniform Rating System for IT Framework URSIT	Federal Reserve Bank	C	Satisfactory Rating *(one of the best ratings you can receive)*
11	Internal & External Penetration Testing	GIS & BT-INS	C	Low number of findings & lower risks

(Further Supporting Details found in Appendix on Slides)

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